                                                                 Exhibit 3(c)



                                                                APPROVED
                                                                By EJS
                          CERTIFICATE OF ADOPTION OF            Date 5-13-97
                                                                Amount $12,535
                      AMENDED ARTICLES OF INCORPORATION OF      97051351901

                        CENTRAL RESERVE LIFE CORPORATION



The undersigned,, Fred Lick, Jr. and Linda S. Standish, do hereby certify that they are the duly elected, qualified and acting Chairman of the Board and Secretary, respectively, of CENTRAL RESERVE LIFE CORPORATION ("Corporation"), an Ohio Corporation for profit with its principal place of business at 17800 Royalton Road, Strongsville, Cuyahoga County, Ohio.

The undersigned further certify that at a meeting of the shareholders of the Corporation, duly called and held on May 6, 1997, at which a quorum was present in person or by proxy, Article FOURTH, Section 1 of the Amended Articles of Incorporation was amended to increase by 5,000,000 (Five Million) the authorized number of Common Shares, by the affirmative vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the Corporation.

The undersigned further certify that no greater vote than not less than a majority of the voting power of the Corporation was required for this shareholder action pursuant to Article ELEVENTH of the Corporation's Amended Articles of Incorporation as a result of the following Action Taken in Writing by the Board of Directors of the Corporation on March 17, 1997, pursuant to the provisions of Section 1701.54 of the Ohio Revised Code:

                                                                 RECEIVED
                                                               MAY 13 1997
                                                                 BOB TAFT
                                                            SECRETARY OF STATE

CERTIFICATE OF ADOPTION OF
AMENDED ARTICLES OF INCORPORATION OF
CENTRAL RESERVE LIFE CORPORATION
Page 2



           RESOLVED, that Central Reserve Life Corporation ("Corporation") increase by 5,000,000 (Five Million) the number of authorized Common Shares of the Corporation and that the Board recommend to the shareholders of the Corporation that the Corporation's Amended Articles of Incorporation be amended to increase by 5,000,000 (Five Million) the number of authorized Common Shares by vote of the shareholders at the May 6, 1997 Annual Meeting of Shareholders.


The undersigned further certify that on May 6, 1997, by Action Taken in Writing Without a Meeting by the Board of Directors, pursuant to Section 1701.54 of the Ohio Revised Code, the following resolution was duly adopted, pursuant to
Section 1701.72(B) of the Ohio Revised Code:


           RESOLVED, that the Corporation's existing Amended Articles of Incorporation and all previously adopted amendments thereto that are in force on this date, including the May 6, 1997, amendment by the shareholders to Article FOURTH, Section 1, to increase by 5,000,000 (Five Million) the authorized number of Common Shares, be consolidated as new Amended Articles of Incorporation of the Corporation to supersede the

CERTIFICATE OF ADOPTION OF
AMENDED ARTICLES OF INCORPORATION OF
CENTRAL RESERVE LIFE CORPORATION
Page 3



           existing Amended Articles of Incorporation of the Corporation;


           RESOLVED, that the Amended Articles of Incorporation of Central Reserve Life Corporation, attached hereto as Exhibit "A", be, and the same hereby are, adopted to supersede and take the place of the existing Amended Articles of Incorporation of Central Reserve Life Corporation.


The undersigned further certify that attached hereto is a true, complete and correct copy of the Amended Articles of Incorporation (Exhibit "A") referred to as being adopted in the Resolution set forth in the preceding paragraph.


IN WITNESS WHEREOF, Fred Lick, Jr., Chairman of the Board, and Linda S. Standish, Secretary, of the Corporation have hereunto subscribed their names this 6th day of May, 1997.


                                     /s/ Fred Lick, Jr.
                                     ----------------------------
                                     Fred Lick, Jr.
                                     Chairman of the Board


                                     /s/ Linda S. Standish
                                     ----------------------------
                                     Linda S. Standish
                                     Secretary

                                                                       EXHIBIT A
                                                                       ---------





                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                        CENTRAL RESERVE LIFE CORPORATION



           FIRST: The name of this corporation shall be the CENTRAL RESERVE LIFE CORPORATION.

           SECOND: The place in the State of Ohio where its principal office is to be located is Strongsville, Cuyahoga County.

           THIRD: The purpose for which it is formed is to engage in any one or more lawful acts or activities for which corporations may be formed under Sections 1701.01 to 1708.98, inclusive, of the Revised Code of Ohio.

           The corporation reserves the right at any time and from time to time substantially to change its purpose in any manner now or hereafter permitted by statute. Any change of the purposes of the corporation authorized or approved by the holders of shares entitled to exercise the proportion of the voting power of the corporation now or hereafter required for such authorization or approval shall be binding and conclusive upon every shareholder of the corporation as fully as if such shareholder had voted therefor; and no shareholder, notwithstanding that he may have voted against such change of purposes or may have

AMENDED ARTICLES OF INCORPORATION
CENTRAL RESERVE LIFE CORPORATION
ADOPTED MAY 6, 1997
Page 2

objected in writing thereto, shall be entitled to payment of the fair cash value of his shares.

           FOURTH: SECTION 1. AUTHORIZED SHARES. The aggregate number of shares which the corporation shall have authority to issue is 17,000,000 shares, consisting of 2,000,000 Non-Voting Preferred Shares, without par value, and 15,000,000 Common Shares, without par value.

           SECTION 2. ISSUANCE OF PREFERRED SHARES. The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of Non-Voting Preferred Shares in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Non-Voting Preferred Shares or any series thereof. Holders of Non-Voting Preferred Shares shall have no voting rights except as required by law. For each series, the Board of Directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations and relative or other rights thereof, including but not limited to the following relative rights and preferences, as to which there may be variations among different series:

          (a) the division of such shares into series and the designation and authorized number of shares of each series,

          (b)  the dividend rate,

AMENDED ARTICLES OF INCORPORATION
CENTRAL RESERVE LIFE CORPORATION
ADOPTED MAY 6, 1997
Page 3

          (c) the dates of payment of dividends and the dates from which they are cumulative,

          (d)  liquidation price,

          (e)  redemption rights and price,

          (f)  sinking fund requirements,

          (g)  conversion rights, and

          (h)  restrictions on the issuance of such shares.

           Prior to the issuance of any shares of a series, but after adoption by the Board of Directors of the resolution establishing such series, the appropriate officers of the corporation shall file such documents with the State of Ohio as may be required by law including, without limitation, an amendment to these Amended Articles of Incorporation.

           SECTION 3. COMMON SHARES. Each Common Share shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the shareholders of the corporation, on all propositions before such meetings. Each Common Share shall be entitled to participate equally in such dividends as may be declared by the Board of Directors out of funds legally available therefor, and to participate equally in all distributions of assets upon liquidation.

AMENDED ARTICLES OF INCORPORATION
CENTRAL RESERVE LIFE CORPORATION
ADOPTED MAY 6, 1997
Page 4

           FIFTH: Except as otherwise provided herein, every person who is or has been a director or officer of the corporation and his heirs and legal representatives is hereby indemnified by the corporation against expenses and liabilities actually and necessarily incurred by him in connection with the defense of either (1) any action, suit, or proceeding to which he may be a party defendant or (2) any claim of liability asserted against him, by reason of his being or having been a director or officer of the corporation. Without limitation, the term "expenses" includes any amount paid or agreed to be paid to the corporation itself. The corporation does not, however, indemnify any director or officer in respect to any matter as to which he shall be finally adjudged liable for negligence or misconduct in the performance of his duties as such director, or officer, nor, in the case of a settlement, unless such settlement shall be found to be in the interest of the corporation by (1) the court having jurisdiction of the action, suit or proceeding against such director or officer or of a suit involving his right to indemnification, or (2) a majority of the directors of the corporation then in office other than those involved in such matter (whether or not such majority constitutes a quorum), or, if there are not at least two directors of the corporation then in office, other than those involved in such matter, by a majority of a committee (selected by the Board of Directors) of

AMENDED ARTICLES OF INCORPORATION
CENTRAL RESERVE LIFE CORPORATION
ADOPTED MAY 6, 1997
Page 5

three or more shareholders and directors of the corporation, provided that such indemnity in case of a settlement shall not be allowed by such directors or committee of shareholders unless it is found by independent legal counsel (meaning a lawyer who is not a director, officer, or employee of the corporation, and is not a partner or professional associate of a director, officer, or employee of the corporation) that such settlement is reasonable in amount and in the interest of the corporation. The foregoing right of indemnification shall be in addition to all rights to which any such director or officer may be entitled as a matter of law.

            Each person (including a director or officer of the corporation) who at the request of the corporation, acts as a director or officer of any other corporation in which the corporation owns shares, or of which it is a creditor, may, by action of the Board of Directors, be indemnified by the corporation to the same extent that directors of the corporation are indemnified by this Article FIFTH.

            SIXTH: A director or officer of the corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent or otherwise. No transaction, contract or other act of the corporation shall be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer,

AMENDED ARTICLES OF INCORPORATION
CENTRAL RESERVE LIFE CORPORATION
ADOPTED MAY 6, 1997
Page 6

or any firm, corporation or trust in which such director or officer is a member or is a beneficiary, shareholder, director, officer or trustee, is in any way interested in such transaction, contract or other act, provided the fact that such director, officer, firm, or corporation is so interested shall be disclosed or shall be known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors, or any committee of directors having the powers of the full Board of Directors, at which action upon any such transaction, contract or other act shall be taken: nor shall any such director or officer be accountable or responsible to the corporation for or in respect of any transaction, contract or other act of the corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation or trust of which he is a beneficiary, shareholder, director, officer, or trustee, is interested in such a transaction, contract or other act; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize or take action in respect of any such transaction, contract or other act, and may vote thereat to authorize, ratify, or approve any such transaction, contract or other act with like force and effect as if he or any firm of which he is a member or any corporation or trust of which he is a beneficiary,

AMENDED ARTICLES OF INCORPORATION
CENTRAL RESERVE LIFE CORPORATION
ADOPTED MAY 6, 1997
Page 7

shareholder, director, officer, or trustee were not interested in such transaction, contract or other act.

            SEVENTH: The corporation may purchase, from time to time and to the extent permitted by laws of Ohio, shares of any class of stock issued by it. Such purchases may be made either in the open market or at a private or public sale, and in such manner and amounts, from such holder or holders of outstanding stock of the corporation and at such prices as are fixed by the Board of Directors. The Board of Directors is hereby empowered to authorize such purchases from time to time without any vote of the holders of any class of shares now or hereafter authorized and outstanding at the time of any such purchase.

           EIGHTH: SECTION 1. In the event that any person becomes the beneficial owner, directly or indirectly, of forty percent or more of the outstanding shares of the Common Stock and any of such shares of Common Stock were acquired pursuant to a tender offer (such person hereinafter referred to as an "Acquiring Person"), each holder of shares of Common Stock, other than the Acquiring Person or a transferee of the Acquiring Person, shall have the right until and including the forty-fifth day following the date of mailing the notice to holders of shares of Common Stock referred to in Section 3 herein to tender the shares of Common Stock held by such holder to the corporation for repurchase by the corporation at the Repurchase Price deter-

AMENDED ARTICLES OF INCORPORATION
CENTRAL RESERVE LIFE CORPORATION
ADOPTED MAY 6, 1997
Page 8

mined as provided in Section 5 herein, and each holder, other than the Acquiring Person or a transferee of the Acquiring Person, of securities convertible into shares of Common Stock or of options, warrants, or rights exercisable to acquire shares of Common Stock, shall have the right simultaneously with the conversion of such securities or exercise of such options, warrants, or rights to tender the shares of Common Stock to be received thereupon by such holder to the corporation for repurchase by the corporation at the Repurchase Price; provided that no holder of shares of Common Stock shall have any right to tender shares of Common Stock redeemed by the corporation pursuant to this Article EIGHTH if the corporation, acting pursuant to the action of two-thirds of the members of its Board of Directors, shall within ten days following the announcement or publication of such tender offer or following any amendment to such tender offer recommend to the holders of shares of Common Stock that such tender offer be accepted by such holders.

           SECTION 2. For purposes of this Article EIGHTH:

           (a) The term "person" shall include an individual, a corporation, partnership, trust or other entity. When two or more persons act as a partnership, limited partnership, syndicate, or other group or otherwise in concert for the purpose of acquiring shares of Common Stock, such partnership, syndicate or group shall be deemed a "person".

AMENDED ARTICLES OF INCORPORATION
CENTRAL RESERVE LIFE CORPORATION
ADOPTED MAY 6, 1997
Page 9

           (b) For the purpose of determining whether a person is an Acquiring Person, such person shall be deemed to own beneficially (i) all shares of Common Stock the voting power of which such person controls or shares, (ii) all shares of Common Stock which such person has the immediate or future right to acquire, directly or indirectly, pursuant to agreements, through the exercise of options, warrants or rights or through the conversion of convertible securities or otherwise; and all shares of Common Stock which such person has the right to acquire in such manner shall be deemed to be outstanding shares, but shares of Common Stock which any other unaffiliated person has the right to acquire in such manner shall not be deemed to be outstanding shares.

           (c) The acquisition of shares of Common Stock by the corporation or by any person controlled by the corporation shall not give rise to the right in any person to have shares of Common Stock redeemed pursuant to this Article EIGHTH.

           (d) The right to tender shares of Common Stock to the corporation for repurchase pursuant to this Article EIGHTH shall attach to such shares and shall not be personal to the holder thereof.

           (e) The term "tender offer" shall mean an offer to acquire or an acquisition of shares of Common Stock pursuant to a

AMENDED ARTICLES OF INCORPORATION
CENTRAL RESERVE LIFE CORPORATION
ADOPTED MAY 6, 1997
Page 10


request or invitation for tenders or an offer to purchase such shares for cash, securities or any other consideration.

           (f) The term "market purchases" shall mean the acquisition of shares of Common Stock from holders of such shares in privately negotiated transactions or in transactions effected through a broker or dealer.

           (g) Subject to the provisions of Section 2(b) herein, "outstanding shares" shall mean shares of Common Stock which at the time in question have been issued by the corporation and not reacquired and held or retired by it or held by any subsidiary of the corporation.

           SECTION 3. (a) Not later than twenty days following the date on which the corporation receives credible notice that any person has become an Acquiring Person whereupon the right shall be engendered to tender shares of Common Stock to the corporation for repurchase by the corporation under this Article EIGHTH, the corporation shall give written notice, by first class mail, postage prepaid, at the addresses shown on the records of the corporation, to each holder of record of shares of Common Stock (and to any other person known by the corporation to have rights so to tender pursuant to Section 1 of this Article) as of a date not more than ten days prior to the date of the mailing pursuant to this Section 3 and shall advise each such holder of the right to tender shares for repurchase by the corporation and

AMENDED ARTICLES OF INCORPORATION
CENTRAL RESERVE LIFE CORPORATION
ADOPTED MAY 6, 1997
Page 11

the procedures for such tender and repurchase. In the event that the corporation fails to give notice as required by this Section 3, any holder entitled to receive such notice may serve written demand upon the corporation to give such notice. If within ten days after the receipt of written demand the corporation fails to give the required notice, such holder may at the expense and on behalf of the corporation take such reasonable action as may be appropriate to give notice or to cause notice to be given pursuant to this Section 3.

           (b) In the event shares of Common Stock become subject to rights of repurchase in accordance with this Article EIGHTH, the Directors of the corporation shall designate a Repurchase Agent, which shall be a corporation or association (i) organized and doing business under the laws of the United States or any State, (ii) subject to supervision or examination by Federal or State authority, (iii) having combined capital and surplus of at least $5,000,000 and
(iv) having the power to exercise corporate trust powers.

           (c) For a period of forty-five days from the date of the mailing of the notice to holders of shares of Common Stock referred to in this Section 3, holders of shares of Common Stock and other persons entitled to tender shares of Common Stock to the corporation for repurchase pursuant to this Article EIGHTH may, at their option, deposit certificates representing all or

AMENDED ARTICLES OF INCORPORATION
CENTRAL RESERVE LIFE CORPORATION
ADOPTED MAY 6, 1997
Page 12

less than all of the shares of Common Stock held of record by them with the Repurchase Agent, together with written notice that the holder is tendering such shares for repurchase pursuant to this Article EIGHTH.

           (d) The corporation shall promptly deposit in trust with the Repurchase Agent cash in an amount equal to the aggregate Repurchase Price of all of the shares of Common Stock deposited with the Repurchase Agent for purposes of repurchase.

           (e) As soon as practicable after receipt by the Repurchase Agent of the cash deposit by the corporation referred to in this Section 3, the Repurchase Agent shall issue its checks payable to the order of the persons entitled to receive the Repurchase Price of all of the shares of Common Stock in respect of which such cash deposit was made.

           SECTION 4. All shares of Common Stock with respect to which repurchase has been effected pursuant to this Article EIGHTH shall thereupon be retired.

           SECTION 5. (a) The Repurchase Price shall be the amount payable by the corporation in respect of each share of Common Stock tendered for repurchase pursuant to this Article EIGHTH and shall be the greater amount determined on either of the following bases:

             (i) The highest price per share of Common Stock, including any commission paid to brokers or dealers for

AMENDED ARTICLES OF INCORPORATION
CENTRAL RESERVE LIFE CORPORATION
ADOPTED MAY 6, 1997
Page 13

           solicitation or whatever, at which shares of Common Stock held by the Acquiring Person were acquired pursuant to a tender offer, regardless of when such tender offer was made, or were acquired pursuant to any market purchase or otherwise within eighteen months prior to the notice to holders of shares of Common Stock referred to in Section 3 herein. For purposes of this subsection (i), if the consideration paid in any such acquisition of shares of Common Stock consisted, in whole or part, of consideration other than cash, the Board of Directors of the corporation shall take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration, but such valuation shall not be less than the cash value, if any, ascribed to such consideration by the Acquiring Person; or

              (ii) The highest sale price per share of Common Stock for any trading day during the eighteen months prior to the notice to holders of shares of Common Stock referred to in Section 3 herein. For purposes of this subsection (ii), the sale price for any trading day shall be the mean of the closing high bid and low asked price per share of Common Stock, or if the shares of Common Stock are traded on a national securities exchange, the last sale price per share of Common Stock.

AMENDED ARTICLES OF INCORPORATION
CENTRAL RESERVE LIFE CORPORATION
ADOPTED MAY 6, 1997
Page 14


           (b) The determinations to be made pursuant to this Section 5 shall be made by the Board of Directors not later than the date of the notice to holders of shares of Common Stock referred to in Section 3 herein. In making such determinations the Board of Directors may engage such persons and utilize employees and agents of the corporation, who will, in the judgment of the Board of Directors, be of assistance to the Board of Directors.

           (c) The determinations to be made pursuant to this Section 5, when made by the Board of Directors acting in good faith shall be conclusive and binding upon the corporation and its shareholders, including any person referred to in Section 1 herein.

           SECTION 6. No amendment or repeal of this Article adopted after the notice to holders of shares of Common Stock referred to in Section 3 herein shall affect the holders' rights of tender for repurchase as to any shares of Common Stock theretofore or thereafter deposited with the Repurchase Agent for repurchase by the corporation under this Article EIGHTH pursuant to such notice or any subsequent notice given pursuant to Section 7 of this Article EIGHTH.

           SECTION 7. In the event that repurchase pursuant to this Article EIGHTH of all or any part of the shares of Common Stock is prohibited or prevented by Ohio Revised Code Section

AMENDED ARTICLES OF INCORPORATION
CENTRAL RESERVE LIFE CORPORATION
ADOPTED MAY 6, 1997
Page 15

1701.35(B) or any similar provision hereafter enacted or by the insurance statutes or regulations of the State of Ohio:

            (i) The corporation shall so advise the holders of shares of Common Stock entitled to the rights of tender for repurchase provided in this Article EIGHTH and shall advise them of their modified rights of tender for repurchase as provided in this Section in the notice required by
        Section 3 of this Article;

            (ii) The corporation shall take all of the actions required by this Article to be taken with respect to a repurchase of all of the shares of Common Stock deposited with the Repurchase Agent for purposes of repurchase, provided that it shall determine the number of shares of Common Stock which may legally be repurchased at the Repurchase Price and cause the repurchase only of such number of shares by any reasonable method of allotment selected by the Repurchase Agent, and provided further that the corporation shall not repurchase a fraction of a share. After the corporation's deposit in trust with the Repurchase Agent of the cash deposit provided for in Section 3 in an amount equal to the aggregate Repurchase Price of all of the shares of Common Stock to be repurchased at the time pursuant to this Section 7, the Repurchase Agent shall issue its checks as provided in Section 3(e) and return

AMENDED ARTICLES OF INCORPORATION
CENTRAL RESERVE LIFE CORPORATION
ADOPTED MAY 6, 1997
Page 16

        certificates evidencing shares of Common Stock not repurchased to the record holders thereof;

            (iii) The corporation shall have a continuing obligation to repurchase shares of Common Stock deposited with the Repurchase Agent at times and from time to time by record holders other than the Acquiring Person or an assignee of the Acquiring Person pursuant to notices issued by the corporation in each year succeeding the year in which the first notice of rights to tender for repurchase is given pursuant to this Article until all shares so deposited are repurchased. In each such year the corporation shall determine the number of shares of Common Stock which may legally be repurchased at the Repurchase Price, which price for each such year shall be the Repurchase Price originally established for the first repurchase pursuant to this Article provided that such Repurchase Price shall be increased by eight percent (8%) per year compounded and all of the actions required to be taken by this Section 7 by the corporation and the Repurchase Agent for the first repurchase shall be repeated. Said repurchase notices shall be issued annually no later than 120 days after the close of the corporation's fiscal year commencing with the first full fiscal year after the first notice of rights to tender for repurchase pursuant to this Article EIGHTH, provided

AMENDED ARTICLES OF INCORPORATION
CENTRAL RESERVE LIFE CORPORATION
ADOPTED MAY 6, 1997
Page 17


        that repurchases may be effected more frequently at the election of the corporation should funds be legally available therefor; and

            (iv) Until all of the shares of Common Stock deposited with the Repurchase Agent pursuant to the last notice of repurchase are repurchased pursuant to this Article, the corporation shall pay no dividends in excess of $.01 per share annually on any of its outstanding stock, whether outstanding at the time the corporation issues its first notice pursuant to Section 3 or at any time thereafter.

           SECTION 8. The provision of this Article EIGHTH shall control with respect to the price, terms, times, and means of repurchase of shares in circumstances to which it is applicable, notwithstanding any provision of Article SEVENTH of these Amended Articles.

           NINTH: No holder of stock of any class in this corporation shall be entitled as of right to subscribe for any part of any stock of any class of the corporation to be issued under the authorization contained in these Articles of Incorporation, or by reason of any increase of authorized capital stock of the corporation. The Board of Directors in its unqualified discretion shall determine how and to whom any such shares shall be sold.

AMENDED ARTICLES OF INCORPORATION
CENTRAL RESERVE LIFE CORPORATION
ADOPTED MAY 6, 1997
Page 18


            TENTH: The affirmative vote of the holders of record of 75 percent of the shares having voting power with respect to any such proposal AND the affirmative vote of not less than a majority of such holders of record other than shares held or beneficially owned by a "Related Person" (as hereinafter defined) shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the corporation with any Related Person; provided, however, that the 75 percent voting requirement and the majority voting requirement of holders of record of shares other than a Related Person shall not be applicable if:

            1. Two-thirds of the "Continuing Directors" of the corporation (as hereinafter defined) have approved the Business Combination; or

            2. The Business Combination is a merger or consolidation and the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Shares of the corporation in the Business Combination is not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions), paid by the Related Person in acquiring any of its holdings of the corporation's Common Shares.

AMENDED ARTICLES OF INCORPORATION
CENTRAL RESERVE LIFE CORPORATION
ADOPTED MAY 6, 1997
Page 19


        For the purposes of this Article TENTH:

                (a) The term "Business Combination" shall mean (i) any merger or consolidation of the corporation or a subsidiary with or into a Related Person, (ii) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the corporation (including, without limitation, any voting securities of a subsidiary) or of a subsidiary, to a Related Person, (iii) any merger or consolidation of a Related Person with or into the corporation or a subsidiary of the corporation, (iv) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the corporation or a subsidiary of the corporation, (v) the issuance of any securities of the corporation or a subsidiary of the corporation to a Related Person, (vi) any recapitalization that would have the effect of increasing the voting power of a Related Person, and (vii) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

              (b) The term "Related Person" shall mean and include any individual, corporation, partnership or other

AMENDED ARTICLES OF INCORPORATION
CENTRAL RESERVE LIFE CORPORATION
ADOPTED MAY 6, 1997
Page 20

    person or entity, other than directors or officers of the corporation, which, together with its "Affiliates" and "Associates" (as defined on May 25, 1988 at Rule 12b-2 under the Securities Exchange Act of 1934) "Beneficially Owns" (as defined on May 25, 1988 at Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate 20 percent or more of the outstanding Common Shares of the corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

                (c) The term "Substantial Part" shall mean more than 30 percent of the fair market value of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

               (d) Without limitation, any Common Shares of the corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Person.

               (e) For the purposes of sub-paragraph (2) of this Article TENTH, the term "other consideration to be received" shall include, without limitation, Common Shares of the corporation retained by its existing public shareholders in


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AMENDED ARTICLES OF INCORPORATION
CENTRAL RESERVE LIFE CORPORATION
ADOPTED MAY 6, 1997
Page 21


    the event of a Business Combination in which the corporation is the surviving corporation.

               (f) The term "Continuing Director" shall mean a director who was a member of the Board of Directors of the corporation immediately prior to the time that the Related Person involved in a Business Combination became a Related Person, or the designated successor of each such director.

           ELEVENTH: Notwithstanding any provision of the Revised Code of Ohio, now or hereafter in force, requiring for any purpose the vote of the holders of shares of the corporation entitling them to exercise two-thirds or any other proportion of the voting power of the corporation or of any class or classes thereof, such action, unless expressly otherwise provided by statute, may be taken by the vote of the holders of the shares entitling them to exercise not less than a majority of the voting power of the corporation or of such class or classes; provided, however, that unless two-thirds of the directors of the corporation shall act to approve or to recommend to the shareholders the approval of any of the following matters, the affirmative vote of the holders of shares entitling them to exercise not less than seventy-five percent (75%) of the voting power of the corporation and seventy-five percent (75%) of the voting power of any class or classes of shares of the corporation

AMENDED ARTICLES OF INCORPORATION
CENTRAL RESERVE LIFE CORPORATION
ADOPTED MAY 6, 1997
Page 22

which entitle the holders thereof to vote in respect of any such matter as a class, shall be required to: a) amend, alter, or repeal the Amended Articles of Incorporation of the corporation; b) amend, alter, or repeal the Code of Regulations of the corporation; c) adopt an agreement of merger or consolidation providing for the merger or consolidation of the corporation with or into one or more other corporations and requiring shareholder approval; d) adopt a proposed combination or majority share acquisition involving the issuance of shares of the corporation; e) adopt a proposal to sell, exchange, transfer or otherwise dispose of all, or substantially all, of the assets of the corporation or of all or substantially all of the stock or assets of any major subsidiary of the corporation; or f) dissolve the corporation.

TWELFTH: These Amended Articles of Incorporation supersede the existing Articles of Incorporation and any amendments to same.




(LSS NOTE: AMENDMENT TO ARTICLE FOURTH, SECTION 1, ADOPTED BY SHAREHOLDERS ON MAY 6, 1997, WITH CONSOLIDATED AMENDED ARTICLES OF INCORPORATION ADOPTED BY BOARD OF DIRECTORS ON MAY 6, 1997.)